Exhibit 99.1

Independent Auditor’s Report

To the Shareholders and Board of Directors of

Generation Income Properties, Inc.

Opinion

We have audited the accompanying statement of revenue and certain direct operating expenses of the properties located at 5780 Waterlevel Highway East Cleveland, Tennessee, 1374 Glenn Center Drive Kernersville, North Carolina, and 3815 South Orlando Drive Sanford, Florida (the “UPREIT Properties”) for the year ended December 31, 2024, and the related notes to the financial statement (collectively referred to as the “financial statement”).

In our opinion, the accompanying historical summaries presents fairly, in all material respects, the revenue and certain direct operating expenses of the UPREIT Properties for the year ended December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the UPREIT Properties and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter — Basis of Accounting

We draw attention to Note 2 to the Financial Statement, which describes that the accompanying Financial Statement was prepared for the purpose of complying with the provisions of Article 3-14 of the Regulation S-X (for inclusion in this Form 8-K of Generation Income Properties, Inc.) and is not intended to be a complete presentation of UPREIT Properties' revenues and expenses. As a result, the financial statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Financial Statement.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statement.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the UPREIT Properties’ internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about UPREIT Properties' ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ CohnReznick, LLP

New York, New York

April 23, 2025

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Twelve Months Ended December 31, 2024 and 2023

Zaxby's

	Twelve months ended	Twelve months ended
	December 31, 2024	December 31, 2023 (unaudited)
Revenue
Rental income	$297,876	$290,611
Total revenue	297,876	290,611
Certain Expenses
Real estate taxes	$35,670	$33,916
Insurance expense	5,425	5,293
Other expense	11,718	11,432
Total expenses	52,813	50,641
Revenues in excess of certain expenses	$245,063	$239,970

Dollar General

	Twelve months ended	Twelve months ended
	December 31, 2024	December 31, 2023 (unaudited)
Revenue
Rental income	$127,337	$124,231
Total revenue	127,337	124,231
Certain Expenses
Real estate taxes	$6,919	$6,919
Insurance expense	690	673
Other expense	3,374	3,292
Total expenses	10,983	10,884
Revenues in excess of certain expenses	$116,354	$113,347

Tractor Supply

	Twelve months ended	Twelve months ended
	December 31, 2024	December 31, 2023 (unaudited)
Revenue
Rental income	$364,089	$355,209
Total revenue	364,089	355,209
Certain Expenses
Real estate taxes	$28,189	$26,903
Insurance expense	21,120	20,605
Other expense	150	146
Total expenses	49,459	47,654
Revenues in excess of certain expenses	$314,630	$307,555

The accompanying notes are an integral part of these financial statements.

UPREIT Properties

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Twelve Months Ended December 31, 2024 and 2023

(1) Organization

On February 6, 2025, Generation Income Properties, L.P., the operating partnership (the “Operating Partnership”) of Generation Income Properties, Inc. (the “Company”), entered into a Contribution and Subscription Agreement (the “Contribution Agreement”) with (i) LMB Lewiston, LLC, an Ohio limited liability company (“SPV One”), LMB Ft. Kent, LLC, an Ohio limited liability company (“SPV Two”) and LMB Auburn Hills I, LLC, an Ohio limited liability company (“SPV Three”; and together with SPV One and SPV Two, the “SPVs”); (ii) Lloyd M. Bernstein, as the sole member of each of the SPVs (the “Contributor”); and (iii) Lloyd M. Bernstein, as representative of the SPVs and the Contributor, for the acquisition by the Operating Partnership through certain of its subsidiaries (the “Affiliated Entities”) of Contributor’s right title and interest in 100% of the issued and outstanding membership interests of each of the SPVs (the “SPV Interests”). Pursuant to the acquisition of the SPV Interests, the Operating Partnership, through the Affiliated Entities, will acquire a portfolio of three retail properties (the “Contributed Properties”), each of which is owned directly by an SPV.

The Contribution Agreement contains customary representations and warranties made by each SPV and the Contributor pertaining to the SPVs and the Contributor, the SPV Interests, and the Contributed Properties. The Operating Partnership also made standard and customary representations and warranties to the Contributor.

In exchange for Contributor’s contribution of the SPV Interests, the Operating Partnership issued to Contributor approximately $4.2 million of its Series B-2 preferred units of limited partnership interests (the “OP Units”), consisting of approximately 698,465 OP Units, based on a valuation of $6.00 per OP Unit. The Operating Partnership acquired the SPV Interests, subject to existing indebtedness on the Contributed Properties loaned by Camden National Bank, a national banking association, and Valley National Bank, a national banking association in an aggregate principal amount of $7,023,895.00 (the “Existing Debt”).

(2) Basis of Presentation

The accompanying statements of revenues and certain direct operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. The Historical Summary includes the historical revenues and operating expenses of the UPREIT Properties, exclusive of interest expense, depreciation and amortization expense, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the UPREIT Properties.

In the opinion of management, all adjustments necessary for a fair presentation of such Historical Summary have been included. Such adjustments consisted of normal recurring items.

(3) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4) Significant Accounting Policies

Revenue Recognition

The operations of the UPREIT Properties consists primarily of rental revenue earned under the leases of the building lease which provides for noncontingent annual rent escalations and charges to the tenant for real estate taxes and certain operating expenses.

Rental revenue for the leases is recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the lease and is accounted for as an operating lease.

(5) Future Minimum Rentals

The aggregate annual minimum base rent to be received as of December 31, 2024, is as follows:

	Zaxbys	Dollar General	Tractor Supply	As of December 31, 2024
2025	$240,715	$119,728	$309,313	$669,756
2026	244,085	$119,728	318,150	681,963
2027	247,502	$119,728	318,150	685,380
2028	250,967	$119,728	318,150	688,845
2029	254,481	$119,728	318,150	692,359
Thereafter	2,724,542	$758,275	1,855,878	5,338,695
	$3,962,292	$1,356,915	$3,437,791	$8,756,998